                                                                    EXHIBIT 25.1

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM T-1

                           ------------------------


                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           ------------------------

                           FIRST UNION NATIONAL BANK

              (Exact name of Trustee as specified in its charter)


  230 SOUTH TRYON STREET, 9TH FLOOR
     CHARLOTTE, NORTH CAROLINA              28288-1179         56-0900030
(Address of principal executive office)     (Zip Code)      (I.R.S. Employer
                                                            Identification No.)

                           ------------------------

                            Young Broadcasting Inc.
              (Exact name of obligor as specified in its charter)


Delaware                                                  13-3339681
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

599 Lexington Avenue
New York, New York                                                  10022
(Address of principal executive offices)                          (Zip Code)


                           ------------------------


                   8 3/4% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)

================================================================================

                            1.GENERAL INFORMATION.

       (a)The following are the names and addresses of each examining or supervising authority to
                         which the Trustee is subject:

        Board of Governors of the Federal Reserve SystemWashington, DC
                The Comptroller of the CurrencyWashington, D.C.
                      Securities and Exchange Commission,
                 Division of Market RegulationWashington, D.C.
            Federal Deposit Insurance Corporation Washington, D.C.

       (b)The Trustee is authorized to exercise corporate trust powers.

                         2.AFFILIATIONS WITH OBLIGOR.

                The obligor is not an affiliate of the Trustee.
                            (See Note 1 on Page 4)

                      3.VOTING SECURITIES OF THE TRUSTEE.

 The following information is furnished as to each class of voting securities of the Trustee:

                              As of July 1, 1997
-------------------------------------------------------------------------------
                               Column AColumn B

-------------------------------------------------------------------------------
                       Title of ClassAmount Outstanding

-------------------------------------------------------------------------------
          Common Stock, par value $3.33-1/3 a share278,196,706 shares

                    4.TRUSTEESHIPS UNDER OTHER INDENTURES.

  The Trustee is not a trustee under another indenture under which any other securities, or
   certificates of interest or participation in any other securities, of the obligor are outstanding.

   5.INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR
                                 UNDERWRITERS.

   Neither the Trustee nor any of the directors or executive officers of the
                                 Trustee is a
   director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor.

   6.VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

   The amount of voting securities of First Union Corporation, the parent of the trustee owned,
 beneficially by the obligor and its directors, partners, executive officers, taken as a
 group, do not exceed one (1) percent of the outstanding voting securities of
                           First Union Corporation.

 7.VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

   The amount of voting securities of First Union Corporation, the parent of the Trustee, owned
    beneficially by any underwriter for the the obligor and its directors, partners, and
   executive officers, taken as a group, do not exceed one(1) percent of the outstanding voting securities of First Union Corporation.

           8.SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

   The trustee does not own beneficially or hold as collateral security for obligations in
    default any securities of any class of the obligor in excess of one (1) percent of the outstanding securities of such class.

          9.SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

   The trustee does not own beneficially or hold as collateral security for obligations in
   default any securities of an underwriter for the obligor in excess of one
                              (1) percent of the
                    outstanding securities of such class.

    10.OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN
                AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

   The Trustee does not own beneficially or hold as collateral security for obligations in
 default any voting securities of any class of a person who, to the knowledge of the Trustee
   (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other
    than a subsidiary, of the obligor, in excess of one (1) percent of the outstanding voting
                           securities of such class.

  11.OWNERSHIP OF HOLDERS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING
          50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

   The Trustee does not own beneficially or hold as collateral security for obligations in
   default any securities of any class of a person who, to the knowledge of
                               Trustee, owns 50%
     or more of the voting securities of the obligor, in excess of one (1)
                                percent of the
                     outstanding securities of such class.

                12.INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  $30,000,000 revolving line of credit to obligor maturing September 2003 and secured by stock
                               and other assets

                          13.DEFAULTS BY THE OBLIGOR.

                                Not applicable.

                    14.AFFILIATIONS WITH THE UNDERWRITERS.

                No underwriter is an affiliate of the Trustee.

                              15.FOREIGN TRUSTEE.

                                Not applicable.

                             16.LIST OF EXHIBITS.

 (1)Articles of Association of the Trustee as now in effect.  Incorporated in
                                  Exhibit (1)
     filed with Form T-1 Statement included in Registration Statement No.
                                   33-45946.
       (2)Certificate of Authority of the Trustee to commence business.
                           Incorporated by reference
     in Exhibit (2) filed with Form T-1 Statement included in Registration
                            Statement No. 33-45946.
  (3)Authorization of the Trustee to exercise corporate trust powers, if such authorization is
   not contained in the documents specified in exhibits (1) and (2) above.
                              Included at Page 6
                          of this Form T-1 Statement.
  (4)By-Laws of the Trustee.  Incorporated by reference in Exhibit (4) filed with Form T-1
          Statement included in Registration Statement No. 33-45946.
                              (5)Not applicable.
  (6)Consent by the Trustee required by Section 321(b) of the Trust Indenture
                                 Act of 1939.
                Included at Page 5 of this Form T-1 Statement.
                      (7)Report of condition of Trustee.
                              (8)Not applicable.
                              (9)Not applicable.

                                -------------

                                    NOTES

                                -------------

1. Since the trustee is a member of First Union Corporation, a bank holding company, all of the voting securities of the trustee are held by First Union Corporation. The securities of First Union Corporation are described in Item 3.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the
 Trustee, FIRST UNION NATIONAL BANK, a national banking organization, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina on the 11th day of July, 1997.


                           FIRST UNION NATIONAL BANK
                                   (Trustee)



BY: /s/ Shawn K. Bednasek           Shawn K. Bednasek, Assistant Vice President
    -------------------------------




                                EXHIBIT T-1 (6)

                              CONSENTS OF TRUSTEE

 Pursuant to the requirements of section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Young Bradcasting Inc. of its 8 3/4% Senior Subordinate Notes due 2007, First Union National Bank, as the
  Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                           FIRST UNION NATIONAL BANK



       BY: /s/ Terry W. Baker            Terry W. Baker, Vice President
           -----------------------------


                             Dated: July 11, 1997

                                                                 EXHIBIT T-1 (3)

                          EXTRACT FROM THE BY-LAW OF
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA




    SECTION 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairman of the Board, or the President, or any Vice Chairman of the Board, any Vice president or Assistant Vice President, or the Secretary or Assistant Secretary, Cashier, or Assistant Cashier, or, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any Trust Officer or Assistant Trust Office; provided, however, that where required, any such instruments may also be executed, acknowledge, verified, delivered, or accepted in behalf of The Association in such other manner and by such other officers as the Board of Directors may from time to time direct. the provisions of this Section 8.2 are supplementary to any other provision of these By Laws.

I HEREBY CERTIFY THAT THE forgoing is a true and complete extract from the By-Laws of First Union National Bank, a national banking association, now in full force and affect.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Association on July 11, 1997.


                                                      /s/ Shawn K. Bednasek
                                                      __________________________
                                                      Assistant Secretary

Legal Title of Bank: First Union National Bank of NC
Address: Two First Union Center
City, State, Zip: Charlotte, NC 28288-0201
FDIC Certificate No. 04885

Call Date: 3/31/97 ST-BK: 37-0351 FFIEC 031
                                  Page RC-1


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                      C400
                                                                        Dollars Amounts in Thousands  RCFD  Bil  Mil  Thou
--------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)......................................... 0081       2,003,276    1.a
    b. Interest-bearing balances (2).................................................................. 0071         297,579    1.b

 2. Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)..................................... 1754         569,806    2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)................................... 1773       1,641,071    2.b

 3. Federal funds sold and securities purchased under agreements to resell............................ 1350       2,536,841    3.

 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)......  RCFD 2122      22,332,077                          4.a.
    b. LESS: Allowance for loan and lease losses..........................  RCFD 3123         174,675                          4.b.
    c. LESS: Allocated transfer risk reserve..............................  RCFD 3128               0                          4.c
    d. Loans and leases, net of unearned income,
       allowance, reserve (item 4.a minus 4.b and 4.c)................................................ 2125      22,157,402    4.d

 5. Trading assets (from Schedule RC-D)............................................................... 3545       2,112,168    5.

 6. Premises and fixed assets (including capitalized leases).......................................... 2145         858,917    6.

 7. Other real estate owned (from Schedule RC-M)...................................................... 2150           7,718    7.

 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).......... 2130          18,614    8.

 9. Customers' liability to this bank on acceptances outstanding...................................... 2155         403,090    9.

10. Intangible assets (from Schedule RC-M)............................................................ 2143         346,564   10.

11. Other assets (from Schedule RC-F)................................................................. 2160       2,301,064   11.

12. Total assets (sum of items 1 through 11).......................................................... 2170      35,254,110   12.

--------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank: First Union National Bank of NC
Address: Two First Union Center
City, State, Zip: Charlotte, NC 28288-0201
FDIC Certificate No.: 04885
Schedule RC--Continued

Call Date: 3/31/97 ST-BK: 37-0351 FFIEC 031
                                  Page RC-2



                                                                 Dollars Amounts in Thousands    Bil          Mil           Thou
--------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
       part I)............................................................................... RCFN 2200      12,901,658   13.a.
       (1) Noninterest-bearing (1)..................................... RCON 6631   4,616,676                             13.a.(1)
       (2) Interest-bearing............................................ RCON 6636   8,284,892                             13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,
       part II).............................................................................. RCON 2200       7,149,255   13.b.
       (1) Noninterest-bearing......................................... RCFN 6631           0                             13.b.(1)
       (2) Interest-bearing............................................ RCFN 6636   7,149,255                             13.b.(2)

14. Federal funds purchased and securities sold under agreements to repurchase............... RCFD 2800       6,274,314   14.

15. a. Demand notes issued to the U.S. Treasury.............................................. RCON 2840         115,931   15.a.
    b. Trading liabilities (from Schedule RC-D).............................................. RCFD 3548       2,201,346   15.b.

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less......................................... RCFD 2332       1,754,025   16.a.
    b. With a remaining maturity of more than one year....................................... RCFD 2333         416,761   16.b.

17. Not applicable

18. Bank's liability on acceptances executed and outstanding................................. RCFD 2920         403,090   18.

19. Subordinated notes and debentures(2)..................................................... RCFD 3200         925,000   19.

20. Other liabilities (from Schedule RC-G)................................................... RCFD 2930         808,495   20.

21. Total liabilities (sum of items 13 through 20)........................................... RCFD 2948      32,949,785   21.

22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus............................................ RCFD 3838               0   23.

24. Common stock............................................................................. RCFD 3230          82,795   24.

25. Surplus (exclude all surplus related to preferred stock)................................. RCFD 3839         763,989   25.

26. a. Undivided profits and capital reserves................................................ RCFD 3632       1,468,980   26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities................ RCFD 8434         (11,439)  26.b.

27. Cumulative foreign currency translation adjustments...................................... RCFD 3284               0   27.

28. Total equity capital (sum of items 23 through 27)........................................ RCFD 3210       2,304,325   28.

29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21
    and 28).................................................................................. RCFD 3300      35,254,110   29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the
   statement below that best describes the most comprehensive      Number
   level of auditing work performed for the bank by            -----------
   independent external auditors as of any date during 1996....RCFD 6724 2  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.